UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                     FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 13, 1999

                         Commission File Number: 0 -13628
                        _________________________________

                                TRIDON CORPORATION
              (Exact name of registrant as specified in its charter)

Colorado                                                              13-3183646
(State or other jurisdiction of                                 (I.R.S. employer
 incorporation or organization)                           identification number)

136 South Palm Drive #105, Beverly Hills  CA.                              90212
(Address of principal executive offices)                              (Zip code)

               Registrant's telephone number, including area code:
                                  (310) 858-7123

Item 5.  Other Events.

     The Company has entered into a Letter of Intent with Satellite Link Communications, Inc. ("SLC") whereby the Company would acquire a 100% interst in all of SLC's tele-communications related Termination Agreements, Private Line Agreements, Minute Purchase Agreements, Time Marketing Agreements, and Sales Agreements with all customers, including the Peoples Republic of China, Taiwan, the Republic of the Philippines, Clarion Global Communications, others and other assets of SLC. It is the intent of the parties that the proposed reorganization of be effected as a tax-free exchange pursuant to Section 368(a) (1) (a) of the Internal Revenue Code of 1986, as amended. If a contract is consummated based upon the Letter of Intent, the Company will acquire new assets and will undergo a change in control.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is filed with this report:

     Letter of intent between the Company and Satellite Link Communications, Inc., dated January 13, 1999.



                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TRIDON ENTERPRISES INCORPORATED
                                   Registrant


Date: January 19, 1999             /s/Paul Ebeling
                                   Paul Ebeling
                                   CEO and Director

                         EXHIBIT TO 8-K: LETTER OF INTENT


January 13, 1999

Satellite Link Communications, Inc.
Emilio Francisco, Esq., CEO
17771 Fitch Street
Irvine, CA 92614-6019


Re: Plan of Reorganization Between Tridon Enterprises Incorporated and Satellite Link Communications, Inc.


Dear Mr. Francisco:

This letter is intended to express the general terms of the Plan of Reorganization to be formalized between Tridon Enterprises Incorporated, a Colorado corporation ("TEI") and Satellite Link Communications, Inc., a Nevada corporation, ("SLC"). The objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between TEI and SLC (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below.


1. Plan of Reorganization and Reorganization of the Companies. The board of directors of TEI and SLC have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a reorganization of TEI and SLC, whereby TEI would issue shares of its Common Stock equal to ownership of approximately 90% of its outstanding shares in exchange for 100% interest in all of the tele-communications related Termination Agreements, Private Line Agreements, Minute Purchase Agreements, Time Marketing Agreements, and Sales Agreements with all customers (the Contracts and Agreements) with the Peoples Republic of China, Taiwan, the Republic of the Philippines, Clarion Global Communications, others and other assets of SLC, would be in the best interest of both companies. It is the intent of the parties hereto that the proposed reorganization of TEI and SLC be effected as a tax-free exchange pursuant to Section 368(a) (1) (a) of the Internal revenue Code of 1986, as amended.


2. Terms of Reorganization.

(A) TEI Capitalization. TEI's total authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value per share and 20,000,000 shares of 7% Cumulative Convertible Preferred Stock, $0.01 par value per share. As of October 31, 1998 there are 47,285,734 common shares of TEI issued and outstanding. There are 83,300 Preferred Shares issued or outstanding.

(B) Special Board and Shareholder Meetings. (i) Prior to closing, the Board of Directors of SLC will, if required, or deemed advisable by SLC, call a special meeting of the Board of Directors for the purpose of ratifying the transaction proposed herein and shall take all additional action necessary to cause the binding intent of this to be ratified.(ii) Prior to closing, the Board of Directors of TEI shall approve and ratify the terms of the transaction proposed herein and take all action necessary to effectuate the proposed transaction.

(C) Contract Assignments. Subject to the approval of the terms and conditions contained herein by the TEI Board of Directors and SLC Board of Directors on or before January 15, 1999 (the "Closing" or the "Closing Date"), SLC shall consummate the transaction with TEI by assigning all material contracts and agreements of the company together with the written approvals to assign said contracts and assignments by the contracting parties and all other assets as agreed. SLC will furnish a statement from the Secretary of State of Nevada that the Nevada corporation has been dissolved. SLC Corporate Secretary will provide a letter to TEI directors stating that TEI is authorized to use the name SLC Corporation (SLCC). TEI emerges as the surviving entity.

(D) Officers and Directors. At the closing, the present officers and directors of TEI shall deliver to SLC their respective letters of resignation, along with certified minutes of the TEI Board of Directors accepting such resignation and appointing to the TEI Board those persons designated by SLC to be officers and directors of the surviving entity.


3. Financial Condition of TEI. As of the Closing Date, TEI's financial
statements shall   be consistent with the contents of its financial statements as included in the Form 10K for the fiscal year ended April 30, 1998 , and Form 10Q for the period ending October 31, 1998 as filed by TEI with the Securities and Exchange Commission.


4. Contracts of SLC. SLC represents and warrants the contracts presented and attached hereto as (Exhibit A) are all of the obligations, there are no material changes as of the date of this binding letter of intent, that they are assignable to the surviving entity and will be approved for assignment by all relevant parties and entities no less than twenty days prior to closing for review by TEI and that they will be assigned to TEI on closing.


5. Conditions to Closing.

(A) Closing. The Closing of the transaction herein shall take place on or before March 1, 1999, or such other date as the parties hereto may so agree in the future, but as soon as practical after the following conditions, in addition to other customary conditions, have been satisfied: (i) TEI's Board of Directors has approved the transaction; (ii) the transfer of the relevant contracts has been approved by SLC's Board of Directors in accordance with the laws of Nevada, if the same is so required by operation of law in the sole opinion of legal counsel to SLC. The closing shall take place in Los Angeles, California at the offices Tridon Enterprises Incorporated, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

(B) To be Provided by SLC. As soon as possible, but in no event later than five days prior to the Closing Date, in addition to those items which may be required to be delivered pursuant to the terms of the applicable Agreements, SLC shall provide to the present Board of Directors of TEI the following:(i) an investment letter in a form acceptable to TEI's counsel, duly executed by each SLC principal, acknowledging that each such party is exchanging their respective interest in the contracts, agreements and/or assets of SLC for their applicable number of TEI common shares, that such shares to be acquired by each SLC shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with an person to sell assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

(C) Non-Delivery. Failure by SLC to provide those items described herein above shall render this proposed transaction voidable at the discretion of the present Board of Directors of TEI.

(D) Representations of TEI. TEI hereby represents that, as of the Closing Date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 8-K, 10-K, and/or 10-Q.


6. Contingencies. The consummation of the sale is contingent upon (I)the completion, to TEI's satisfaction, of a full due diligence investigation, and
(ii) substantiation of the number of customers, site locations, and sworn statements representing the true picture of the status of all of the contracts and agreements and that further that the offices, directors and agents of SLC have not made any material misrepresentations regrading said contracts and agreements, and (iii) the review and approval of respective counsel, (iv) execution of a formal purchase agreement, and (v) approval of the board of directors of both corporations, and, (vi) and the obtaining of the required financing to complete the transaction, and (vii) The Purchase Agreement will contain the usual representations and warranties relative to financial statements, tax status, corporate status, and litigation both pending and threatened.


7. Default. Assuming the execution of a definitive reorganization agreement by TEI and SLC, in the event SLC fails to perform pursuant to Paragraph 5(B), above, or Paragraph 8, below, or otherwise close the transaction without the fault of TEI, SLC shall be responsible for payment of all reasonable costs incurred by TEI, including but not limited to attorneys fees, due diligence costs, costs related to proxy solicitation and such other costs as may be incurred directly or indirectly relating to this proposed transaction.


8. Purchasers Due Diligence and Confidentiality. Upon the signing of this Binding Letter of Intent, TEI and SLC will provide to each other full access to their books and records and will furnish financial an operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. Further, SLC shall make available to TEI's Chief Financial Officer, Counsel, CPA or any other business expert that we choose said data and information timely. All parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operation, assets and business.


9. Retainer of Counsel. The principals of the parties hereto will assign the SEC counsel who is responsible for the preparation of all required SEC filings. As a material condition hereto, upon execution hereto by SLC, SLC shall cause to be tendered to TEI $25,000 in order to allow such its counsel to commence preparation of all SEC filings and other related documentation necessary to allow TEI to comply with the rules and regulations necessary to consummate the transaction proposed herein.


10. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a further condition to Closing, as defined herein, each Party shall warrant in such Closing documents that such fees have been, or will be, paid and further, shall indemnify and hold harmless to the other party from such obligation.


11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute on and the same instrument.


12. Jurisdiction. It is the intention of the parties that the law of the State of Colorado govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.


13. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed herein above, or to such other address as shall be furnished in writing by any party to the other. Any such notice shall be deemed to given three (3) days after deposited in the U.S. mail.


14. Further Action. Each party shall execute and deliver such papers, documents and instruments, perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.


15. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

This binding letter of intent is intended as a contract to create enforceable rights and obligations on the part of the parties. The obligations of the parties with respect to the matters covered hereby shall exist and be reduced to a definitive written merger and exchange agreement, satisfactory in form and substance to both parties, and approved by their respective boards of directors and shareholders, if necessary and executed by officers specifically authorized to do so.

The foregoing shall constitute a binding agreement and the terms hereof shall be incorporated into a definitive written agreement to be prepared and which shall include such additional and customary terms as to which the parties shall agree.


Tridon Enterprises Incorporated

Yours truly,


By:  /s/ Kevin Welch
     Kevin Welch, Secretary


APPROVED, ACCEPTED AND EFFECTIVE AS OF January 13, 1999.


By: /s/ Emilio Francisco
    Emilio Francisco, CEO
    Satellite Link Communications, Inc.